Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Grandparents.com, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-153705) pertaining to the Pacific Biometrics, Inc. 2005 Stock Incentive Plan, of our report dated January 13, 2012, with respect to the financial statements of Grandparents.com LLC included in its current report on Form 8-K dated February 22, 2012, filed with the Securities and Exchange Commission on February 27, 2012.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

February 27, 2012